Exhibit 5.1

                                 DIANE D. DALMY
                                 ATTORNEY AT LAW
                              8965 W. CORNELL PLACE
                            LAKEWOOD, COLORADO 80227
                            303.985.9324 (telephone)
                            303.988.6954 (facsimile)
                              ddalmy@earthlink.net

March 3, 2009

Mr. Anatoly Zamozdra
President/Chief Executive Officer
Inventius Inc.
616 Corporate Way
Suite 2, #4261
Valley Cottage, New York 10989-2050

Re: Inventius, Inc.
    Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special legal counsel for Inventius, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 and as amended (the "Registration Statement"), filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of an aggregate of 6,000,000 shares of common stock of the Company (the "Common Stock") under the Securities Act of 1933, as amended (the "Securities Act'), for resale by that certain selling shareholder as named in the Registration Statement (the "Selling Shareholder").
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Inventius, Inc.
Page Two
March 3, 2009


In connection with this opinion, I have made such investigations and examined such records, including: (i) the Registration Statement; (ii) the Company's Articles of Incorporation, as amended; (iii) the Company's Bylaws; (iv) certain records of the Company's corporate proceedings, including such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; (v) the subscription agreement entered into between the Selling Shareholder and the Company for the acquisition of the shares of Common Stock (the "Subscription Agreement"); and (vi) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion. I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. I have also reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the shares of Common Stock. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents. In giving this opinion, I have relied only upon such documents.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act for filing as Exhibit 5.1 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of America and the law of the State of Nevada, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.
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Inventius, Inc.
Page Three
March 3, 2009


Based upon the  foregoing,  I am of the opinion  that the shares of Common Stock
held  by  the  Selling   Shareholder   are  validly   issued,   fully  paid  and
non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Interests of Named Experts and Counsel".

Sincerely,


/s/ Diane D. Dalmy
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